Exhibit 12(c)

                             BURNHAM INVESTORS TRUST

            APPROVAL OF AUDIT, AUDIT-RELATED, TAX AND OTHER SERVICES PROVIDED BY THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                  SECTION I - POLICY PURPOSE AND APPLICABILITY

Burnham Investors Trust (the "TRUST") recognizes the importance of maintaining the independence of its independent registered public accounting firm (the "AUDITORS"). Maintaining independence is a shared responsibility involving the Trust's management, its audit committee and its auditors.

The Trust, on behalf of its series (the "FUNDS"), recognizes that the auditors:
1) possess knowledge of the operations of the Funds, 2) are able to incorporate certain services into the scope of their audit of the Funds' financial statements, thereby avoiding redundant work, cost and disruption of Fund personnel and processes, and 3) have expertise that has value to the Funds. As a result, there are situations where it is desirable to use the auditors for services in addition to the annual audit and where the potential for conflicts of interests are minimal. Consequently, this policy, which is intended to comply with Regulation S-X Rule 2-01(c)(7), sets forth guidelines and procedures to be followed by the Funds when retaining the auditors to perform audit, audit-related, tax and other services under those circumstances, while also maintaining independence.

Approval of a service in accordance with this policy for a particular Fund shall also constitute approval, subject to the same terms and conditions, for any other Fund whose pre-approval is required pursuant to Regulation S-X Rule 2-01(c)(7)(ii). This policy shall apply both to Funds existing on the date of its adoption and to Funds created thereafter.

In addition to the procedures set forth in this policy, any non-audit services that may be provided consistently with Regulation S-X Rule 2-01 may be approved by the Audit Committee itself (or such member or members of the Audit Committee as the Audit Committee may authorize to grant such approval) and any pre-approval that may be waived in accordance with Regulation S-X Rule 2-01(c)(7)(i)(C) is hereby waived.

Selection of the auditors and their compensation for purposes of the annual audit shall be determined by the Audit Committee and shall not be subject to this policy.

Approved:  March 2008

                                                                   Exhibit 12(c)

                           SECTION II - POLICY DETAIL

                     SERVICE CATEGORY              Specific Pre-Approved                AUDIT COMMITTEE          AUDIT COMMITTEE
SERVICE CATEGORY       DESCRIPTION                 Service Subcategories                APPROVAL POLICY          REPORTING POLICY
----------------  ----------------------  -------------------------------------  ------------------------------  -----------------
1. AUDIT          Services that are       -   Accounting research assistance     -   "One-time" pre-approval     -   A summary of
SERVICES          directly related to     -   SEC consultation, registration         for the audit period for        all such
                  performing the              statements, and reporting              all pre-approved specific       services and
                  independent audit of    -   Tax accrual related matters            service subcategories.          related fees
                  the Funds' financial    -   Implementation of new accounting       Approval of the auditors        reported at
                  statements                  standards                              as the independent              each
                                          -   Compliance letters (e.g., rating       registered public               regularly
                                              agency letters)                        accounting firm for a           scheduled
                                          -   Regulatory reviews and                 Fund for a fiscal year          Audit
                                              interpretive assistance                shall constitute                Committee
                                              regarding financial matters            pre-approval for these          meeting.
                                          -   Semi-annual report reviews (if         services for such fiscal
                                              requested by the Audit Committee)      year.
                                          -   Attest and agreed upon
                                              procedures required by statute

2. AUDIT-RELATED  Services which are not  -   AICPA attest and agreed-upon       -   "One-time" pre-approval     -   A summary of
SERVICES          prohibited under            procedures                             for a calendar year             all such
                  Regulation S-X Rule     -   Attest or agreed-upon procedures       within a specified dollar       services and
                  2-01(C)(4) (the             not required by statute or SEC         limit ($25,000 in the           related fees
                  "Rule") and are             or accounting regulations              aggregate for all               (including
                  related extensions of   -   Technology control assessments         pre-approved specific           comparison
                  the audit services,     -   Financial reporting control            service subcategories for       to specified
                  support the audit, or       assessments                            all Funds).                     dollar
                  use the                 -   Enterprise security architecture                                       limits)
                  knowledge/expertise         assessment                         -   Specific approval is            reported
                  gained from the audit   -   Advice to Fund management as to        needed to exceed the            semi-annually
                  procedures as a             accounting or disclosure               pre-approved dollar limit       to the Audit
                  foundation to complete      treatment of transactions or           for these services (see         Committee.
                  the project.  In most       events                                 general Audit Committee
                  cases, if the           -   Advice to management as to             approval policy below for
                  Audit-Related Services      accounting or disclosure               details on obtaining
                  are not performed by        treatment, or actual or                specific approvals).
                  the auditors, the           potential impact of final or
                  scope of the Audit          proposed rules, standards or       -   Specific approval is
                  Services would likely       interpretations of the SEC, FASB       needed to use the
                  increase.  The              or other regulatory or standard        auditors for
                  Services are typically      setting bodies                         Audit-Related Services
                  well-defined and                                                   not denoted as
                  governed by accounting                                             "pre-approved" in the
                  professional standards                                             column immediately to the
                  (AICPA, SEC, etc.)                                                 left, or to add a
                                                                                     specific service
                                                                                     subcategory as
                                                                                     "pre-approved."

                                                                   Exhibit 12(c)

                     SERVICE CATEGORY              Specific Pre-Approved                AUDIT COMMITTEE          AUDIT COMMITTEE
SERVICE CATEGORY       DESCRIPTION                 Service Subcategories                APPROVAL POLICY          REPORTING POLICY
----------------  ----------------------  -------------------------------------  ------------------------------  -----------------
3. TAX SERVICES   Tax services which      -   Tax planning and support           -   "One-time" pre-approval     -   A summary of
                  are not prohibited by   -   Tax controversy assistance             for a calendar year within      all such
                  the Rule, if an         -   Tax compliance, tax returns,           a specified dollar limit        services and
                  officer of the Trust        excise tax returns and support         ($25,000 in the aggregate       related fees
                  determines that using   -   Tax opinions                           for all pre-approved            (including
                  the auditors to         -   Tax analysis regarding possible        specific service                comparison
                  provide these               proposals for fund liquidations        subcategories for all           to specified
                  services creates            or reorganizations                     Funds).                         dollar
                  significant synergy     -   Tax analysis relating to                                               limits)
                  in the form of              particular types of securities     -   Specific approval is            reported
                  efficiency, minimized       or corporate action events             needed to exceed the            semi-annually
                  disruption, or the      -   Tax services relating to RIC           pre-approved dollar limits      to the Audit
                  ability to maintain a       qualification, shareholder             for these services (see         Committee.
                  desired level of            reporting, information                 general Audit Committee
                  confidentiality.            reporting, determining                 approval policy below for
                                              distributable income and gain,         details on obtaining
                                              tax elections                          specific approvals).
                                          -   Tax services related to addition
                                              of new funds (i.e., start up       -   Specific approval is
                                              issues, initial diversification        needed to use the auditors
                                              and related matters)                   for tax services not
                                                                                     denoted as "pre-approved"
                                                                                     in the column immediately
                                                                                     to the left, or to add a
                                                                                     specific service
                                                                                     subcategory as
                                                                                     "pre-approved."

                                                                   Exhibit 12(c)

                     SERVICE CATEGORY              Specific Pre-Approved                AUDIT COMMITTEE          AUDIT COMMITTEE
SERVICE CATEGORY       DESCRIPTION                 Service Subcategories                APPROVAL POLICY          REPORTING POLICY
----------------  ----------------------  -------------------------------------  ------------------------------  -----------------
4. OTHER          Other services which    -   Business Risk Management support   -   "One-time" pre-approval     -   A summary of
SERVICES          are not prohibited by   -   Other control and regulatory           for a calendar year within      all such
- SYNERGISTIC,    the Rule, if an             compliance projects, including         a specified dollar limit        services and
  UNIQUE          officer of the Trust        Rule 17f-2 "self-custody"              ($25,000 in the aggregate       related fees
  QUALIFICATIONS  determines that using       verification for the Funds             for all pre-approved            (including
                  the auditors to                                                    specific service                comparison
                  provide these                                                      subcategories).                 to specified
                  services creates                                                                                   dollar
                  significant synergy                                            -   Specific approval is            limits)
                  in the form of                                                     needed to exceed the            reported
                  efficiency, minimized                                              pre-approved dollar limits      semi-annually
                  disruption, the                                                    for these services (see         to the audit
                  ability to maintain a                                              general Audit Committee         committee.
                  desired level of                                                   approval policy below for
                  confidentiality, or                                                details on obtaining
                  where the auditors                                                 specific approvals).
                  possess unique or
                  superior                                                       -   Specific approval is
                  qualifications to                                                  needed to use the auditors
                  provide these                                                      for "Synergistic" or
                  services, resulting                                                "Unique Qualifications" or
                  in superior value and                                              Other Services not denoted
                  results for the Fund.                                              as "pre-approved" in the
                                                                                     column immediately to the
                                                                                     left, or to add a specific
                                                                                     service subcategory as
                                                                                     "pre-approved."

                                                                   Exhibit 12(c)

                     SERVICE CATEGORY              Specific Pre-Approved                AUDIT COMMITTEE          AUDIT COMMITTEE
SERVICE CATEGORY       DESCRIPTION                 Service Subcategories                APPROVAL POLICY          REPORTING POLICY
----------------  ----------------------  -------------------------------------  ------------------------------  -----------------
PROHIBITED        Services which result   1.   Bookkeeping or other services     -   These services are not to   -   A summary of
SERVICES          in the auditors              related to the accounting             be performed with the           all services
                  losing independence          records or financial statements       exception of the services       and related
                  status under the Rule.       of the audit client*                  denoted by an asterisk (*)      fees reported
                                          2.   Financial information systems         (subcategories 1 through 5      at each
                                               design and implementation*            in the column immediately       regularly
                                          3.   Appraisal or valuation services,      to the left) that may be        scheduled
                                               fairness* opinions, or                permitted if they would         Audit
                                               contribution-in-kind reports          not be subject to audit         Committee
                                          4.   Actuarial services (i.e.,             procedures at the audit         meeting
                                               setting actuarial reserves            client (as defined in Rule      will serve as
                                               versus actuarial audit work)*         2-01(f)(4)) level by the        continual
                                          5.   Internal audit outsourcing            firm providing the service.     confirmation
                                               services*                                                             that has not
                                          6.   Management functions or human                                         provided any
                                               resources                                                             restricted
                                          7.   Broker or dealer, investment                                          services.
                                               advisor, or investment banking
                                               services
                                          8.   Legal services
                                          9.   Expert services unrelated to the
                                               audit
                                          10.  Any other service that the
                                               Public Company Accounting
                                               Oversight Board determines, by
                                               regulation, is impermissible

GENERAL AUDIT COMMITTEE APPROVAL POLICY:

- For all projects, the officers of the Trust and the auditors will each make an assessment to determine that any proposed projects will not impair the auditors' independence.

Potential services by the auditors will be classified by officers of the Trust and the auditors into the four non-restricted service categories denoted by Sections I-IV above and this "Approval of Audit, Audit-Related, Tax and Other Services" Policy above will be applied. Any services outside the specific pre-approved service subcategories set forth in this Policy must be specifically approved by the Audit Committee (or such member or members of the Audit Committee as the Audit Committee may authorize to grant such approval).

- At least quarterly, the Audit Committee shall review a report summarizing the services by service category, including fees, provided by the Audit firm as set forth in the above policy.